CERTIFICATION
(Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

Each of the undersigned hereby certifies in his capacity as an officer of LSB Financial Corp. (the "Registrant") that the Annual Report of the Registrant on Form 10-KSB for the period ended December 31, 2002 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the consolidated financial condition of the Registrant at the end of such period and the results of operations of the Registrant for such period.

Date:	March 28, 2003	By:	/s/ Randolph F. Williams Randolph F. Williams President, Chief Executive Officer
Date:	March 28, 2003	By:	/s/ Mary Jo David Mary Jo David Vice President, Chief Financial Officer, Secretary and Treasurer